Contact:
Crocker Coulson, President	Warren Wang, Chief Financial Officer
CCG Investor Relations	Zhongpin Inc.
646-213-1915	86-10-82861788
crocker.coulson@ccgir.com	ir@zhongpin.com
www.ccgirasia.com	www.zpfood.com

For Immediate Release

Zhongpin Inc. Schedules Conference Call
to Discuss 2008 Fourth Quarter and Year End Results

Changge City, Henan Province, China – March 4, 2009 –Zhongpin Inc. (Nasdaq: HOGS) (“Zhongpin”), a leading meat and food processing company in the People’s Republic of China (“PRC”), today announced that it will conduct a conference call at 8:00 a.m. New York City time on Tuesday, March 17, 2009 to discuss the 2008 fourth quarter and year end financial results.

Joining Mr. Xianfu Zhu, Zhongpin’s Chairman and Chief Executive Officer, will be Mr. Baoke Ben, Board Director and Executive Vice President, Mr. Warren Wang, Chief Financial Officer, Mr. Jason Wang, Investor Relations Manager, and Mr. Crocker Coulson, President of CCG Investor Relations. Zhongpin plans to release its earnings on March 16, 2009.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 800-688-0796.  International callers should dial 617-614-4070. The pass code for the call is 31820886.

If you are unable to participate in the call at this time, a replay will be available on Tuesday, March 17, 2009 at 10:00 a.m. New York City time through Tuesday, March 31, 2009.  To access the replay, dial 888-286-8010. International callers should dial 617-801-6888. The conference pass code is 77937182.

The conference will be broadcast live over the Internet and can be accessed by all interested parties at Zhongpin's website at http://www.zpfood.com. To listen to the call please go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a 90-day replay will be available shortly after the call by accessing the same link.

About Zhongpin

Zhongpin is a meat and food processing company that specializes in pork and pork products, and fruits and vegetables, in the PRC. Its distribution network in the PRC spans 24 provinces and includes over 2,995 retail outlets. Zhongpin’s export markets include the European Union, Eastern Europe, Russia, Hong Kong, Japan and South Korea. For more information, contact CCG Investor Relations directly or go to Zhongpin’s website at www.zpfood.com.

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